Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Bioanalytical Systems, Inc. on Amendment No.3 to Form S-1 (No. 333-172508) of our report dated January 12, 2011 on the consolidated financial statements of Bioanalytical Systems, Inc. and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP

Fort Wayne, Indiana
May 2, 2011